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                                  Exhibit 21.1

                         SUBSIDIARIES OF AMF GROUP INC.


Name Under Which Subsidiary                          State or Jurisdiction of
Does Business                                        Incorporation
- -------------                                        -------------

AMF Bowling Holdings Inc.                            Delaware

AMF Bowling Centers Holdings Inc.                    Delaware

AMF Bowling, Inc.                                    Virginia

AMF Worldwide Bowling Centers Holdings               Delaware
Inc.

AMF Bowling Centers, Inc.                            Virginia

Bush River Corporation                               South Carolina

AMF Beverage Company of Oregon, Inc.                 Oregon

King Louie Lenexa, Inc.                              Kansas

AMF Beverage Company of W.VA., Inc.                  West Virginia

AMF Bowling Centers Switzerland Inc.                 Delaware

AMF Bowling Centers (Aust.) Interna-
tional Inc. (Australia)                              Virginia

AMF Catering Services Pty. Ltd.                      Australia

AMF Bowling Centers (Canada) Interna-                Virginia
tional, Inc. (Canada)

AMF Bowling Centers (Hong Kong)                      Virginia
International, Inc. (Hong Kong)

AMF Bowling Centers International, Inc.              Virginia
(Japan)

AMF BCO-UK One, Inc.                                 Virginia

AMF BCO-UK Two, Inc.                                 Virginia

AMF BCO-France One, Inc.                             Virginia

AMF BCO-France Two, Inc.                             Virginia

AMF Bowling Centers Spain Inc.                       Delaware

AMF Bowling Mexico Holding, Inc.                     Delaware
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Boliches AMF, Inc.                                   Virginia

AMF BCO-China, Inc.                                  Virginia

AMF Bowling Centers China, Inc.                      Virginia

AMF Bowling Centers (China) Company                  Hong Kong

AMF Garden Hotel Bowling Center Company              People's Republic of China

AMF Bowling France SNC                               France

AMF Bowling de Paris SNC                             France

AMF Bowling de Lyon la Part Dieu SNC                 France

Boliches AMF y Compania                              Mexico

Inmuebles Obispado, S.A.                             Mexico

Inmuebles Minerva, S.A.                              Mexico

Operadora Mexicana de Boliches, S.A.                 Mexico

Promotora de Boliches, S.A. de C.V.                  Mexico

Boliches Mexicanos, S.A.                             Mexico

AMF Bowling                                          United Kingdom

Worthing North Properties Limited                    United Kingdom